Post-Qualification Offering Circular Amendment No. 12

File No. 024-10717

This Post-Qualification Offering Circular Amendment No. 12 (this “PQA”) amends the Post Qualified Offering Circular Amendment No. 10 of RSE Collection LLC, dated November 16, 2018, as qualified on December 06, 2018, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below. An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST QUALIFIED OFFERING CIRCULAR AMENDMENT NO. 12

SUBJECT TO COMPLETION; DATED JANUARY 31, 2019

RSE COLLECTION, LLC

250 LAFAYETTE STREET, 3RD FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

This PQA relates to the offer and sale of series of interest, as described below, to be issued by RSE Collection, LLC (the “Company,” “we,” “us,” or “our”). Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

		Series Membership Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #69BM1	Per Unit	$57.50		$57.50
	Total Minimum	$103,500		$103,500
	Total Maximum	$115,000		$115,000

Series #85FT1	Per Unit	$82.50		$82.50
	Total Minimum	$148,500		$148,500
	Total Maximum	$165,000		$165,000

Series #88LJ1	Per Unit	$67.50		$67.50
	Total Minimum	$121,500		$121,500
	Total Maximum	$135,000		$135,000

Series #55PS1	Per Unit	$212.50		$212.50
	Total Minimum	$382,500		$382,500
	Total Maximum	$425,000		$425,000

Series #95BL1	Per Unit	$59.25		$59.25
	Total Minimum	$106,650		$106,650
	Total Maximum	$118,500		$118,500

Series #89PS1	Per Unit	$82.50		$82.50
	Total Minimum	$148,500		$148,500
	Total Maximum	$165,000		$165,000

Series #90FM1	Per Unit	$8.25		$8.25
	Total Minimum	$14,850		$14,850
	Total Maximum	$16,500		$16,500

Series #83FB1	Per Unit	$70.00	$70.00
	Total Minimum	$345,000	$345,000
	Total Maximum	$350,000	$350,000

Series #98DV1	Per Unit	$65.00	$65.00
	Total Minimum	$117,000	$117,000
	Total Maximum	$130,000	$130,000

Series #93XJ1	Per Unit	$99.00	$99.00
	Total Minimum	$445,500	$445,500
	Total Maximum	$495,000	$495,000

Series #06FS1	Per Unit	$39.80	$39.80
	Total Minimum	$174,125	$174,125
	Total Maximum	$209,000	$209,000

Series #02AX1	Per Unit	$54.00	$54.00
	Total Minimum	$97,200	$97,200
	Total Maximum	$108,000	$108,000

Series #99LE1	Per Unit	$34.75	$34.75
	Total Minimum	$62,550	$62,550
	Total Maximum	$69,500	$69,500

Series #91MV1	Per Unit	$19.00	$19.00
	Total Minimum	$34,200	$34,200
	Total Maximum	$38,000	$34,200

Series #92LD1	Per Unit	$55.00	$55.00
	Total Minimum	$148,500	$148,500
	Total Maximum	$165,000	$165,000

Series #80LC1	Per Unit	$127.00	$127.00
	Total Minimum	$571,500	$571,500
	Total Maximum	$635,000	$635,000

Series #72FG1	Per Unit	$63.00	$63.00
(4)	Total Minimum	$287,280	$287,280
	Total Maximum	$345,000	$345,000

Series #94DV1	Per Unit	$28.75	$28.75
	Total Minimum	$51,750	$51,750
	Total Maximum	$57,500	$57,500

Series #91GS1	Per Unit	$18.75	$18.75
(5)	Total Minimum	$34,425	$34,425
	Total Maximum	$41,250	$41,250

Series #99FG1	Per Unit	$66.25	$66.25
(5)	Total Minimum	$121,635	$121,635
	Total Maximum	$145,750	$145,750

Series #88PT1	Per Unit	$30.00	$30.00
(5)	Total Minimum	$55,020	$55,020
	Total Maximum	$66,000	$66,000

Series #90ME1	Per Unit	$50.00	$50.00
	Total Minimum	$240,000	$240,000
	Total Maximum	$287,500	$287,500

Series #82AB1	Per Unit	$58.75	$58.75
(5)	Total Minimum	$107,865	$107,865
	Total Maximum	$129,500	$129,500

Series #00FM1	Per Unit	$24.75	$24.75

	Total Minimum	$44,550	$44,550
	Total Maximum	$49,500	$49,500

Series #94LD1	Per Unit	$119.50	$119.50
	Total Minimum	$537,750	$537,750
	Total Maximum	$597,500	$597,500

Series #02BZ1	Per Unit	$65.00	$65.00
	Total Minimum	$175,500	$175,500
	Total Maximum	$195,000	$195,000

Series #88BM1	Per Unit	$47.00	$47.00
	Total Minimum	$126,900	$126,900
	Total Maximum	$141,000	$141,000

Series #11BM1	Per Unit	$42.00	$42.00
	Total Minimum	$75,600	$75,600
	Total Maximum	$84,000	$84,000

Series #03PG1	Per Unit	$48.00	$48.00
	Total Minimum	$129,600	$129,600
	Total Maximum	$144,000	$144,000

Series #06FG1	Per Unit	$64.00	$64.00
	Total Minimum	$288,000	$288,000
	Total Maximum	$320,000	$320,000

Series #72MC1	Per Unit	$62.25	$62.25
	Total Minimum	$112,050	$112,050
	Total Maximum	$124,500	$124,500

Series #65AG1	Per Unit	$59.50	$59.50
	Total Minimum	$160,650	$160,650
	Total Maximum	$178,500	$178,500

Series #76PT1	Per Unit	$63.30	$63.30
	Total Minimum	$170,910	$170,910
	Total Maximum	$189,900	$189,900

Series #63CC1	Per Unit	$63.00	$63.00
	Total Minimum	$113,400	$113,400
	Total Maximum	$126,000	$126,000

Series #65FM1	Per Unit	$41.25	$41.25
	Total Minimum	$74,250	$74,250
	Total Maximum	$82,500	$82,500

Series #61MG1	Per Unit	$68.00	$68.00
	Total Minimum	$306,000	$306,000
	Total Maximum	$340,000	$340,000

Series #82AV1	Per Unit	$59.50	$59.50
	Total Minimum	$267,750	$267,750
	Total Maximum	$297,500	$297,500

Series #91DP1	Per Unit	$79.50	$79.50
	Total Minimum	$357,750	$357,750
	Total Maximum	$397,500	$397,500

Series #61JE1	Per Unit	82.00	82.00
	Total Minimum	221,400	221,400
	Total Maximum	246,000	246,000

Series #75RA1	Per Unit	42.00	42.00
	Total Minimum	75,600	75,600
	Total Maximum	84,000	84,000

Series #93FS1	Per Unit	68.75	68.75
	Total Minimum	123,750	123,750
	Total Maximum	137,500	137,500

Series #90MM1	Per Unit	13.30	13.30
	Total Minimum	23,940	23,940
	Total Maximum	26,600	26,600

Series #87FF1	Per Unit	59.00	59.00
	Total Minimum	106,200	106,200
	Total Maximum	118,000	118,000

Series #12MM1	Per Unit	62.50	62.50
	Total Minimum	112,500	112,500
	Total Maximum	125,000	125,000

(1) Cuttone & Company, LLC will be acting as an executing broker and entitled to a Brokerage Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses”.

(2) DriveWealth, LLC will be acting as custodian of interests and hold brokerage accounts for interest holders in connection with the Company’s offerings and will be entitled to a Custody Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses”. For all offerings of the Company which closed or launch prior to the agreement with DriveWealth, signed on March 2, 2018, interests are transferred into the DriveWealth brokerage accounts upon consent of the individual investors who purchased such shares or have transferred money into escrow in anticipation of purchasing such shares at the close of the currently ongoing offerings.

(3) No underwriter has been engaged in connection with the Offering.  We intend to distribute all offerings of membership interests in any series of the Company principally through the Platform (the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests, the “Platform”) as described in greater detail under “Plan of Distribution and Subscription Procedure” on page 225 of the Post Qualified Amended Offering Circular No.10.

(4) Amounts for Series are subject to final execution of purchase option agreements.

(5) Amounts for Series are subject to final execution of purchase agreements.

RSE Collection, LLC, a Delaware series limited liability company (“we,” “us,” “our,” “RSE Collection” or the “Company”) is offering, on a best efforts basis, a minimum (the “Minimum”) to a maximum (the “Maximum”) membership interests of each of the following series of the Company, highlighted in gray in the Master Series Table Section on page 7. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”.  The interests of all series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering”. See “Description of Interests Offered” on page 261 of the Post Qualified Amended Offering Circular No. 10 for additional information regarding the Interests.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional series of interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s automobile collection at the Membership Experience Programs. A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder”.  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager (defined in the Master Series Table Section on page 7) in its sole discretion, provided that subscriptions for the Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission (the “Commission”) which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.  No securities are being offered by existing security-holders.

Each Offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where Cuttone & Company, LLC is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A. and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Investor.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” on page 225 and page 261 of the Post Qualified Amended Offering Circular No. 10 for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interest.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”.  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying

Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price.  Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. See the “Risk Factors” section on Page 16 of the Post Qualified Amended Offering Circular No. 10.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See the “Risk Factors” section on Page 16 of the Post Qualified Amended Offering Circular No. 10 for a description of some of the risks that should be considered before investing in the Interests.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10717) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.Part II of the Amended Offering Circular No. 10, to the extent not otherwise modified or replaced by offering circular supplement and/or post qualification amendment.

Note that any statement we make in this PQA (or have made in the Offering Circular) will be modified or superseded by an inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

InterestS in series covered by THIS AMENDMENT

The following disclosures are located in the Post Qualified Amended Offering Circular No. 10 under “Use of Proceeds” and “Description of the Series”.

The table below shows key information related to each Series covered by this Amendment and is included in the Master Series Table.

Series	Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date	Closing Date	Status	Maximum Sourcing Fee	Minimum Membership Interests	Maximum Membership Interests	Comments
#77LE1	Series #77LE1	1977 Lotus Esprit S1	$38.85	$77,700	Purchase Option Agreement	November 17, 2016	February 7, 2018	Closed	$3,351	2,000

• Acquired Underlying Asset for $69,400 on October 3, 2017
• Acquisition financed through a $69,400 loan from an Officer of the Manager
• $77,700 Offering closed on February 7, 2018 and the loan plus $241 of accrued interest and other obligations have been repaid with the proceeds of the Offering
• (3)(4)(5)

#69BM1	Series Boss Mustang	1989 Ford Mustang Boss 302	$57.50	$115,000	Upfront Purchase	November 20, 2017	February 7, 2018	Closed	$2,729	2,000

• Acquired Underlying Asset for $102,395 on October 31, 2017
• Acquisition financed through a $5,000 down-payment by the Manager and a $97,395 loan from an Officer of the Manager
• $115,000 Offering closed on February 7, 2018 and the loan plus $821 of accrued interest and other obligations have been repaid with the proceeds of the Offering
• (3)(4)

#85FT1	Series Ferrari Testarossa	1985 Ferrari Testarossa	$82.50	$165,000	Upfront Purchase	November 23, 2017	February 15, 2018	Closed	$0	2,000

• Acquired Underlying Asset for $172,500 on June 1, 2017
• Acquisition Financed through a $47,500 loan from an Officer of the Manager and $125,000 loan from J.J. Best Banc & Co (3rd Party Lender)
• $165,000 Offering closed on February 15, 2018 and all loans plus accrued interest of $401 and $5,515 and other obligations have been repaid with the proceeds of the Offering
• (3)(4)

#88LJ1	Series Lamborghini Jalpa	1988 Lamborghini Jalpa	$67.50	$135,000	Upfront Purchase	February 9, 2018	April 12, 2018	Closed	$110	2,000

• Acquired Underlying Asset for $127,176 on November 23, 2017
• Acquisition financed through a $7,500 down-payment by the Manager and a $119,676 loan an Officer of the Manager
• $135,000 Offering closed on April 12, 2018 and the loan plus $1,126 of accrued interest was repaid with the proceeds of the Offering
• (3)(4)

#55PS1	Series Porsche Speedster	1955 Porsche 356 Speedster	$212.50	$425,000	Purchase Option Agreement	April 2, 2018	June 6, 2018	Closed	$0	2,000

• Purchase Option Agreement to acquire Underlying Asset for $405,000 entered on July 1, 2017 with initial expiration of May 31, 2018
• At the time of the agreement there was a $30,000 non-refundable upfront fee that was financed through a $20,000 loan by an Officer of the Manager and a $10,000 down-payment by the Manager
• Subsequently a $100,000 refundable upfront fee, financed through a loan to the Company from an Officer of the Manager
• $425,000 Offering closed on June 6, 2018 and purchase option was exercised. The remaining balance of the acquisition price plus accrued interest of $728 and other obligations were paid through the proceeds of the Offering
• (3)(4)

#95BL1	Series BMW M3 Lightweight	1995 BMW E36 M3 Lightweight	$59.25	$118,500	Upfront Purchase	June 1, 2018	July 12, 2018	Closed	$0	2,000

• Acquired Underlying Asset for $112,500 on March 28, 2018
• Acquisition Financed through a $22,500 non-interest-bearing down-payment by Manager, $10,000 loan from an officer of the Manager and an $80,000 loan from J.J. Best & Company (3rd Party Lender)
• $118,500 Offering closed on July 12, 2018 and all loans and other obligations have been repaid with the proceeds of the Offering
• (3)(4)

#89PS1	Series Porsche 911 Speedster	1989 Porsche 911 Speedster	$82.50	$165,000	Purchase Option Agreement	July 23, 2018	July 31, 2018	Closed	$1,771	2,000

• Purchase Option Agreement to acquire minority equity stake (38%) in Underlying Asset entered on June 21, 2018 with expiration September 30, 2018 for a total cash consideration of $61,000, which values Underlying Asset at $160,000
• $165,000 Offering closed on July 31, 2018 and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds of the Offering
• The Automobile Seller retained 60% of Interests
• (3)(4)

#90FM1	Series Ford Mustang 7-Up Edition	1990 Ford Mustang 7Up Edition	$8.25	$16,500	Purchase Option Agreement	July 24, 2018	July 31, 2018	Closed	$464	2,000

• Purchase Option Agreement to acquire majority equity stake (72%) in Underlying Asset entered on June 15, 2018 with expiration on September 30, 2018 for a total cash consideration of $10,375, which values Underlying Asset at $14,500
• $16,500 Offering closed on July 31, 2018 and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds of the Offering
• The Automobile Seller retained 25% of Interests
• (3)(4)

#83FB1	Series Ferrari 512	1983 Ferrari 512 BBi	$70.00	$350,000	Purchase Option Agreement	July 23, 2018	September 5, 2018	Closed	$9,012	5,000

• Purchase Option Agreement to acquire Underlying Asset for $330,000 entered on October 30, 2017 with expiration on September 30, 2018
• $350,000 Offering closed on September 5, 2018 and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds of the Offering
• (3)(4)

#98DV1	Series Dodge Viper GTS-R	1998 Dodge Viper GTS-R	$65.00	$130,000	Upfront Purchase	September 27, 2018	October 10, 2018	Closed	$2,314	2,000

• Acquired Underlying Asset for $120,000 on June 28, 2018
• Acquisition financed through a $40,000 non-interest-bearing down-payment by Manager and a $80,000 loan from an Officer of the Manager
• $130,000 Offering closed on October 10, 2018 and the loan plus accrued interest and other obligations were paid through the proceeds of the Offering
• (3)(4)

#93XJ1	Series Jaguar XJ220	1993 Jaguar XJ220	$99.00	$495,000	Purchase Option Agreement	August 22, 2018	November 6, 2018	Closed	$0	5,000

• Purchase Option Agreement to acquire Underlying Asset for $460,000 entered on December 15, 2017 with initial expiration on June 30, 2018
• Refundable down-payment of $170,000 against the purchase price of the Series, was made in March 2, 2018, financed through a $25,000 loan from an Officer of the Manager and a $145,000 loan from an affiliate of the Manager (subsequently repaid on June 30, 2018 plus $4,767 and replaced by a $145,000 non-interest-bearing payment from the Manager)
• The Purchase Option was exercised on July 30, 2018 prior to the launch of the Series Offering and remaining payment was financed through a $290,000 non-interest-bearing payment from the Manager
• In addition to the acquisition of the Series, the proceeds from the Series Offering were used to finance $26,500 of refurbishments to the Underlying Asset
• $495,000 Offering closed on November 6, 2018 and the Series repaid the non-interest-bearing payments made to the Company by the Manager and other obligations through the proceeds of the Offering
• (3)(4)

#06FS1	Series Ferrari F430 Spider	2006 Ferrari F430 Spider "Manual"	$39.80	$199,000	Purchase Option Agreement	October 12, 2018	October 19, 2018	Closed	$774	5,000

• Purchase Option Agreement to acquire Underlying Asset for $192,500 entered on October 5, 2018 with expiration on October 31, 2018
• $199,000 Offering closed on October 16, 2018 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds of the Offering
• (3)(4)

#02AX1	Series Acura NSX-T	2002 Acura NSX-T	$54.00	$108,000	Upfront Purchase	November 16, 2018	November 30, 2018	Closed	$2,426	2,000

• Acquired Underlying Asset for $100,000 on September 19, 2018
• Acquisition financed through a $100,000 loan from an Officer of the Manager
• $108,000 Offering closed on November 30, 2018 and the loan plus accrued interest and other obligations were paid through the proceeds of the Offering
• (3)(4)

#99LE1	Series Lotus Sport 350	1999 Lotus Esprit Sport 350	$34.75	$69,500	Upfront Purchase	November 23, 2018	December 4, 2018	Closed	$1,770	2,000

• Acquired Underlying Asset for $62,000 in October 2018
• Acquisition financed through a loan from an officer of the Manager
• $69,500 Offering closed on December 4, 2018 and the loan plus accrued interest and other obligations were paid through the proceeds of the Offering
• (3)(4)

#91MV1	Series Mitsubishi VR4	1991 Mitsubishi 3000GT VR4	$19.00	$38,000	Upfront Purchase	November 28, 2018	December 7, 2018	Closed	$600	2,000

• Acquired Underlying Asset for $33,950 on October 12, 2018
• Acquisition financed through a non-interest-bearing payment by the Manager
• $38,000 Offering closed on December 7, 2018 and payment made by the Manager and other obligations were paid through the proceeds of the Offering
• (3)(4)

#92LD1	Series Lancia Martini 5	1992 Lancia Delta Integrale Evo "Martini 5"	$55.00	$165,000	Upfront Purchase	December 7, 2018	December 26, 2018	Closed	$2,019	3,000

• Acquired Underlying Asset for $146,181 in October 2018
• Acquisition financed through a $146,181 non-interest-bearing payment from the Manager
• $165,000 Offering closed on December 26, 2018 and payment made by the Manager and other obligations were paid through the proceeds of the Offering
• (3)(4)

#94DV1	Series Dodge Viper RT/10	1994 Dodge Viper RT/10	$28.75	$57,500	Purchase Option Agreement	December 11, 2018	December 26, 2018	Closed	$1,841	2,000

• Purchase Option Agreement, to acquire Underlying Asset for $52,500, entered on October 5, 2018 with expiration on November 30, 2018
• Purchase option exercised on October 26, 2018 (prior to the launch of the Series Offering) financed through a $52,500 non-interest-bearing payment by the Manager
• $57,500 Offering closed on December 26, 2018 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds of the Offering
• (3)(4)

#00FM1	Series Ford Mustang Cobra R	2000 Ford Mustang Cobra R	$24.75	$49,500	Upfront Purchase	December 21, 2018	January 4, 2019	Closed	$889	2,000

• Acquired Underlying Asset for $43,000 on October 12, 2018
• Acquisition financed through a $43,000 non-interest-bearing payment from the Manager
• $49,500 Offering closed on January 4, 2019 and payment made by the Manager and other obligations were paid through the proceeds of the Offering
• (3)(4)

#72MC1	Series Mazda Cosmo Sport	1972 Mazda Cosmo Sport Series II	$62.25	$124,500	Purchase Option Agreement	December 28, 2018	January 4, 2019	Closed	$2,489	2,000

• Purchase Option Agreement, to acquire a majority equity stake (57%) in the Underlying Asset for $65,200, entered on November 5, 2018 with expiration on February 1, 2019
• $124,500 Offering closed on January 4, 2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds of the Offering
• (3)(4)

#06FG1	Series Ford GT	2006 Ford GT	$64.00	$320,000	Purchase Agreement	December 14, 2018	January 8, 2019	Closed	$3,313	5,000

• Purchase Agreement, to acquire the Underlying Asset for $185,000, entered on October 24, 2018 with expiration on December 11, 2018
• Refundable down-payment of $18,500 against the purchase price made and financed through a non-interest-bearing down-payment from the Manager
• $320,000 Offering closed on January 8, 2019 and all obligations under the Purchase Agreement and other obligations repaid with the proceeds of the Offering
• (3)(4)

#11BM1	Series BMW 1M	2011 BMW 1M	$42.00	$84,000	Purchase Option Agreement	January 8, 2019	January 25, 2019	Closed	$832	2,000

• Purchase Option Agreement, to acquire Underlying Asset for $78,500, entered on October 20, 2018 with expiration on January 20, 2019
• Refundable down-payment of $7,850 against the purchase price was made and financed through a non-interest-bearing down-payment from the Manager
• $84,000 Offering closed on January 25, 2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds of the Offering
• (3)(4)

#80LC1	Series Lamborghini Countach LP400 S Turbo	1980 Lamborghini Countach LP400 S Turbo	$127.00	$635,000	Purchase Option Agreement	January 17, 2019	Q1 2019	Open	$9,881	4,500	5,000

• Purchase Option Agreement to acquire a majority equity stake (92.5%) in Underlying Asset entered on August 1, 2018 with expiration on September 30, 2018 for a total cash consideration of $562,375, which values Underlying Asset at $610,000
• Non-refundable down payment of $60,000 to enter in to the option made and financed through a non-interest-bearing payment from the Manager
• Purchase Option was exercised on September 13, 2018, prior to the launch of the Offering and remaining amount outstanding under the option financed through an additional $502,375 non-interest-bearing payment from the Manager
• $635,000 Offering opened on January 17, 2019

#02BZ1	Series BMW Z8	2002 BMW Z8	$65.00	$195,000	Purchase Agreement	January 6, 2019	Q1 2019	Open	$3,225	2,700	3,000

• Purchase Agreement, to acquire Underlying Asset for $185,000, entered on October 18, 2018 with expiration on December 7, 2019
• Refundable down-payment of $18,500 against the purchase price was made and financed through a non-interest-bearing payment from the Manager
• $195,000 Offering opened on January 6, 2019

#88BM1	Series BMW E30 M3	1988 BMW E30 M3	$47.00	$141,000	Upfront Purchase	January 11, 2019	Q1 2019	Open	$995	2,700	3,000	• Acquired Underlying Asset for $135,000 on October 18, 2018 • Acquisition financed through a $135,000 non-interest-bearing payment from the Manager • $141,000 Offering opened on January 11, 2019
#72FG1	Series Ferrari 365 GTC/4	1972 Ferrari 365 GTC/4	$63.00	$345,000	Purchase Option Agreement	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Hold	$3,563	4,560	5,476	• Negotiations for a Purchase Option Agreement to acquire Underlying Asset ongoing • (6)
#82AB1	Series Alpina B6	1982 Alpina B6 2.8	$58.75	$129,250	Purchase Option Agreement	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Hold	$4,687	1,833	2,200	• Negotiations for a Purchase Agreement to acquire Underlying Asset ongoing • (6)
#88PT1	Series Porsche 944 Turbo S	1988 Porsche 944 Turbo S	$30.00	$66,000	Purchase Option Agreement	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Hold	$2,511	1,833	2,200	• Negotiations for a Purchase Agreement to acquire Underlying Asset ongoing • (6)

#99FG1	Series Ferrari 456M GT	1999 Ferrari 456M GT	$66.25	$145,750	Purchase Option Agreement	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Hold	$2,902	1,833	2,200	• Negotiations for a Purchase Agreement to acquire Underlying Asset ongoing • (6)
#91GS1	Series GMC Syclone	1991 GMC Syclone	$18.75	$41,250	Purchase Option Agreement	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Hold	$2,001	1,833	2,200	• Negotiations for a Purchase Agreement to acquire Underlying Asset ongoing • (6)
#90ME1	Series Mercedes Evo II	1990 Mercedes 190E 2.5-16 Evo II	$50.00	$287,500	Upfront Purchase	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Upcoming	$20,941	4,800	5,750	• Acquired Underlying Asset for $247,940 on November 2, 2018 • Acquisition financed through a $247,940 non-interest-bearing payment by the Manager
#94LD1	Series Lamborghini Diablo Jota	1994 Lamborghini Diablo SE30 Jota	$119.50	$597,500	Purchase Agreement	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Upcoming	$12,015	4,500	5,000

• Purchase Agreement, to acquire Underlying Asset for $570,000, entered on October 9, 2018 with expiration on January 7, 2018
• Refundable down-payment of $57,000 against the purchase price was made and financed through a non-interest-bearing payment from the Manager

#03PG1	Series Porsche GT2	2003 Porsche 911 GT2	$48.00	$144,000	Purchase Option Agreement	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Upcoming	$1,777	2,700	3,000

• Purchase Option Agreement, to acquire the Underlying Asset for $137,000, entered on October 24, 2018 with expiration on January 24, 2019
• Refundable down-payment of $13,500 against the purchase price made and financed through a non-interest-bearing down-payment from the Manager

#65AG1	Series Alfa Romeo Giulia SS	1965 Alfa Romeo Giulia Sprint Speciale	$59.50	$178,500	Upfront Purchase	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Upcoming	$1,985	2,700	3,000	• Acquired Underlying Asset for $170,000 in November 29, 2018 • Acquisition financed through a $170,000 non-interest-bearing payment from the Manager
#76PT1	Series Porsche Turbo Carrera	1976 Porsche 911 Turbo Carrera	$63.30	$189,900	Upfront Purchase	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Upcoming	$2,358	2,700	3,000	• Acquired the Underlying Asset for $179,000 on November 27, 2018 • Acquisition financed through a $179,000 non-interest-bearing payment from the Manager
#63CC1	Series Corvette Split Window	1963 Chevrolet Corvette Split Window	$63.00	$126,000	Upfront Purchase	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Upcoming	$1,734	1,800	2,000	• Acquired Underlying Asset for $120,000 on November 21, 2018 • Acquisition financed through a $120,000 non-interest-bearing payment from the Manager
#65FM1	Series Mustang Fastback	1965 Ford Mustang 2+2 Fastback	$41.25	$82,500	Purchase Agreement	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Upcoming	$2,553	1,800	2,000

• Purchase Agreement, to acquire Underlying Asset for $75,000, entered on December 4, 2018 with expiration on March 4, 2019
• Non-refundable down-payment of $25,000 was made and financed through a non-interest-bearing down-payment from the Manager
• Additional $25,000 payment is due on January 4, 2019 and will be financed through a non-interest-bearing payment from the Manager
• The final payment of $25,000 is planned to be made upon the successful completion of the Offering

#61MG1	Series Maserati 3500GT	1961 Maserati 3500GT	$68.00	$340,000	Purchase Agreement	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Upcoming	$4,884	4,500	5,000

• Purchase Agreement, to acquire the Underlying Asset for $325,000, entered on December 4, 2018 with expiration on March 4, 2019
• Non-refundable down-payment of 32,500 was made and financed through a non-interest-bearing down-payment from the Manager
• The final payment of $292,500 is planned to be made upon the successful completion of the Offering

#82AV1	Series Aston Martin Oscar India	1982 Aston Martin V8 Vantage Oscar India	$59.50	$297,500	Upfront Purchase	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Upcoming	$3,790	4,500	5,000	• Acquired Underlying Asset for $285,000 on December 10, 2018 • Acquisition financed through a $285,000 non-interest-bearing payment from the Manager
#91DP1	Series DeTomaso Pantera	1991 DeTomaso Pantera Si	$79.50	$397,500	Purchase Option Agreement	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Upcoming	$3,362	4,500	5,000

• Purchase Option Agreement, to acquire a majority equity stake (75% - 95%) in Underlying Asset, entered on December 11, 2018 with expiration on Feburary 11, 2019
• Total cash consideration to Automobile Seller of $285,625 - $365,125, dependent on retained stake and values the entire Underlying Asset at $397,500

#61JE1	Series Jaguar E-Type	1961 Jaguar E-Type	$82.00	$246,000	Upfront Purchase	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Upcoming	$3,524	2,700	3,000	• Acquired Underlying Asset for $235,000 on December 22, 2018 • Acquisition financed through a $235,000 non-interest-bearing payment from the Manager
#75RA1	Series Renault Alpine A110	1975 Renault Alpine A110 1300	$42.00	$84,000	Purchase Agreement	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Upcoming	$3,732	1,800	2,000

• Purchase Agreement, to acquire the Underlying Asset for $75,000, entered on December 22, 2018 with expiration on March 22, 2019
• Non-refundable down-payment of 7,500 was made and financed through a non-interest-bearing down-payment from the Manager
• The final payment of $67,500 is planned to be made upon the successful completion of the Offering

#93FS1	Series Ferrari 348TS SS	1993 Ferrari 348TS Serie Speciale	$68.75	$137,500	Purchase Option Agreement	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Upcoming	$1,370	1,800	2,000

• Purchase Option Agreement, to acquire the Underlying Asset for $130,000, entered on January 15, 2019 with expiration on April 15, 2019
• Refundable down-payment of $10,000 against the purchase price made and financed through a non-interest-bearing down-payment from the Manager

#90MM1	Series Mazda Miata	1990 Mazda Miata MX-5	$13.30	$26,600	Purchase Option Agreement	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Upcoming	$949	1,800	2,000	• Purchase Option Agreement, to acquire the Underlying Asset for $22,000, entered on January 23, 2019 with expiration on April 23, 2019

#87FF1	Series Ferrari 412	1987 Ferrari 412	$59.00	$118,000	Purchase Option Agreement	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Upcoming	$1,048	1,800	2,000

• Purchase Option Agreement, to acquire the Underlying Asset for $110,000, entered on January 23, 2019 with expiration on April 23, 2019
• Refundable down-payment of $10,000 against the purchase price made and financed through a non-interest-bearing down-payment from the Manager

#12MM1	Series McLaren MP4-12C	2012 McLaren MP4-12C	$62.50	$125,000	Purchase Option Agreement	Q1 2019 or Q2 2019	Q1 2019 or Q2 2019	Upcoming	$3,848	1,800	2,000

• Purchase Option Agreement, to acquire the Underlying Asset for $115,000, entered on January 23, 2019 with expiration on April 23, 2019
• Refundable down-payment of $11,500 against the purchase price made and financed through a non-interest-bearing down-payment from the Manager

        Note: Gray shading represents Series for which no Closing of an Offering has occurred.

(1)If exact offering dates (specified as Month Day, Year) are not shown, then expected offering dates are presented.

(2)Interests sold in Series is limited to 2,000 Qualified Purchasers with a maximum of 500 Non-Accredited Investors.

(3)Fees represent actual fees paid at closing of the offerings.

(4)Represents actual number of Interests sold in completed Offering.

(5)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

(6)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

USE OF PROCEEDS – Series #61JE1

We estimate that the gross proceeds of the Series #61JE1 Offering (including from Series #61JE1 Interests acquired by the Manager) will be approximately $246,000 assuming the full amount of the Series #61JE1 Offering is sold, and will be used as follows:

		Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #61JE1 Asset Cost (1)	$235,000	95.53%
	Equity retained by Automobile Seller	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$2,500	1.02%
	Accrued Interest	$0	0.00%
	Brokerage Fee (assuming the Manager acquired 2% of Interests and the Automobile Seller retained 0% of interests) (2)	$1,808	0.74%
	Offering Expenses (3)	$1,845	0.75%
Acquisition Expenses (4)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$500	0.20%
	Registration and other vehicle-related fees	$250	0.10%
	Finder Fee	$0	0.00%
	Marketing Materials	$700	0.28%
	Sourcing Fee (assuming the Manager acquires approximately 2% of Interests)	$3,397	1.38%
	Total Fees and Expenses	$8,500	3.46%
	Total Proceeds	$246,000	100.00%

(1)Consists of a $235,000 non-interest-bearing payment by the Manager.

(2)Calculation of Brokerage Fee excludes proceeds from the sale of Series #61JE1 Interests to the Manager, its affiliates, or the Automobile Seller.

(3)Solely in connection with the offering of the Series #61JE1 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series #61JE1 Offering.

(4)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

The Company acquired the Series Jaguar E-Type from the Automobile Seller for a total cost of $235,000 (the “Series #61JE1 Asset Cost”) of which $235,000 was paid in cash by the Company through a non-interest-bearing payment from the Manager at the time of purchase.

Upon the Closing of the Series #61JE1 Offering, proceeds from the sale of the Series #61JE1 Interests will be distributed to the account of Series #61JE1. Series #61JE1 will then pay back the Manager for the payment made to acquire the Series Jaguar E-Type. Upon re-payment of the Manager, the Series Jaguar E-Type will be owned by the Series #61JE1 and will not be subject to any liens or encumbrances.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series #61JE1 Offering will be used to pay an estimated (i) $1,661 - $1,808 to the Broker (the Brokerage Fee) as consideration for providing certain broker-dealer services to the Company in connection with this Series #61JE1 Offering, (ii) $1,845 of Offering Expenses related to the Custody Fee, (iii) $1,450 of Acquisition Expenses (including but not limited to the items described in the table above), $1,200 of which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) $3,397 - $3,545 Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series Jaguar E-Type. The ranges for Brokerage Fee and Sourcing Fee are calculated based on the Manager purchasing 2% to 10% of the Series #61JE1 Interests.  Of the proceeds of the Series #61JE1 Offering, $2,500 will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series #61JE1 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series #61JE1 Offering.  The Series is expected to keep $2,500 of the proceeds of the Series #61JE1 Offering for future Operating Expenses.  In the event that less than the Maximum Series #61JE1 Interests are sold in connection with the Series #61JE1 Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES JAGUAR E-TYPE

Investment Overview

●Upon completion of the Series #61JE1 Offering, Series #61JE1 will purchase a 1961 Jaguar E-Type (at times described as the “E-Type” throughout this Offering Circular) as the underlying asset for Series #61JE1 (the “Series Jaguar E-Type” or the “Underlying Asset” with respect to Series #61JE1, as applicable), the specifications of which are set forth below.

●Released at the 1961 Geneva Auto Show, the Jaguar E-Type stole headlines across the world and was famously described by Enzo Ferrari as “the most beautiful car in the world.”

●The Jaguar E-Type was designed by Jaguar co-founder Sir William Lyons along aerodynamicist Malcolm Sayer.

●The Series Jaguar E-Type is 1 of 6,886 left-hand-drive (“LHD”) Series 1 roadsters featuring a 3.8L engine, which were built from 1961 to 1964.

●The Series Jaguar E-Type is a first-year example with the unique early features of flat floors and welded louvers. Only the first 2,086 LHD cars had flat floors, and it is estimated only the first 1,000 cars total featured welded louvers.

●The Series Jaguar E-Type benefited from a comprehensive 2,500-hour bare metal restoration in 2011 conducted by Autosport of Seattle (for the mechanicals) and Britsport of Seattle (for the cosmetics). The Series Jaguar E-Type was restored to its original specification, retaining all original mechanicals and body panels, with the exception of a few upgrades to improve its usability.

Asset Description

Ownership & Maintenance History

●Production of the Series Jaguar E-Type completed at the Jaguar Factory in Coventry, UK on November 9, 1961. The Series E-type was sold to its first owner in Scott City, Kansas in June of 1962.

●The penultimate owner, an E-Type enthusiast and active community member, acquired the Underlying Asset in 1999 as a non-running project. In 2011, he commissioned a full restoration, bringing the Series E-Type to concours condition. During this restoration, the Underlying Asset was upgraded to include modern brake calipers, Koni front shocks, and an upgraded radiator. All original parts have been retained.

●The most recent owner acquired the Series Jaguar E-type November 3, 2015 after it had covered just 200 miles since restoration.

Notable Features

●Jaguar Heritage Certificate

●Photo documentation restoration completed 2011

●Original hard top and jack

●Desirable early features of flat floors and welded louvers

Notable Defects

●New floors, toe boards, transmission tunnel, and lower bonnet valence were fitted during the restoration as the originals were not salvageable

Details

Series 1961 Jaguar E-type
Year	1961
Production Total (Series I, 3.8L)	15,498
Mileage	1,140 (since restoration)
Engine	3.8L Inline 6 Cylinder
Transmission	4 Speed Manual
Color EXT	Opalescent Silver Grey
Color INT	Red
Documentation	Jaguar Heritage Certificate, restoration photos
Condition	Restored, concours condition
Books/manuals/jack	Yes
Restored	Yes
Paint	Repainted
Vin #	876073
Engine	Original (R2512-8)
Transmission	Original (EB1613JS)

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Jaguar E-Type going forward.

USE OF PROCEEDS – Series #75RA1

We estimate that the gross proceeds of the Series #75RA1 Offering (including from Series #75RA1 Interests acquired by the Manager) will be approximately $84,000 assuming the full amount of the Series #75RA1 Offering is sold, and will be used as follows:

		Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #75RA1 Asset Cost (1)	$75,000	89.29%
	Equity retained by Automobile Seller	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$2,500	2.98%
	Accrued Interest	$0	0.00%
	Brokerage Fee (assuming the Manager acquired 2% of Interests and the Automobile Seller retained 0% of interests) (2)	$617	0.74%
	Offering Expenses (3)	$630	0.75%
Acquisition Expenses (4)	Refurbishment & maintenance	$300	0.36%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$500	0.60%
	Registration and other vehicle-related fees	$250	0.30%
	Finder Fee	$0	0.00%
	Marketing Materials	$500	0.60%
	Sourcing Fee (assuming the Manager acquires approximately 2% of Interests)	$3,703	4.41%
	Total Fees and Expenses	$6,500	7.74%
	Total Proceeds	$84,000	100.00%

(1)Consists of a $7,500 non-interest-bearing payment by the Manager and a $67,500 payment to be made to the Automobile Seller by March 22, 2019.

(2)Calculation of Brokerage Fee excludes proceeds from the sale of Series #75RA1 Interests to the Manager, its affiliates, or the Automobile Seller.

(3)Solely in connection with the offering of the Series #75RA1 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series #75RA1 Offering.

(4)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On December 22, 2018, the Company entered into a purchase agreement to acquire the Series Renault Alpine A110 from the Automobile Seller for a total cost of $75,000 (the “#75RA1 Asset Cost”) of which $7,500 was paid in cash as a non-refundable down payment. The $7,500 non-refundable down payment was financed through a $7,500 payment from the Manager at the time of entry into this purchase agreement.

Under the terms of this purchase agreement, the Company has the obligation to pay the remaining amount of $67,500 outstanding under the purchase agreement by March 22, 2019, irrespective of whether a Closing of the Series #75RA1 Offering has occurred by this point in time. There are no ongoing expenses with the purchase agreement.

Upon the Closing of the Series #75RA1 Offering, proceeds from the sale of the Series #75RA1 Interests will be distributed to the account of Series #75RA1. Series #75RA1 will then pay the Automobile Seller the remaining $67,500 under this purchase agreement. Upon payment of the remaining amount under this purchase agreement and the repayment of the down-payment made by the Manager, the Series Renault Alpine A110 will be owned by the Series #75RA1 and will not be subject to any liens or encumbrances.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series #75RA1 Offering will be used to pay an estimated (i) $567 - $617 to the Broker (the Brokerage Fee) as consideration for providing certain broker-dealer services to the Company in connection with this Series #75RA1 Offering, (ii) $630 of Offering Expenses related to the Custody Fee, (iii) $1,550 of Acquisition Expenses (including but not limited to the items described in the table above), $1,300 of which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) $3,703 - $3,753 Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series Renault Alpine A110. The ranges for Brokerage Fee and Sourcing Fee are calculated based on the Manager purchasing 2% to 10% of the Series #75RA1 Interests.  Of the proceeds of the Series #75RA1 Offering, $2,500 will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series #75RA1 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series #75RA1 Offering.  The Series is expected to keep $2,500 of the proceeds of the Series #75RA1 Offering for future Operating Expenses.  In the event that less than the Maximum Series #75RA1 Interests are sold in connection with the Series #75RA1 Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES RENAULT ALPINE A110

Investment Overview

●Upon completion of the Series #75RA1 Offering, Series #75RA1 will purchase a 1975 Renault Alpine A110 (at times described as the “Alpine” or the “A110” throughout this Offering Circular) as the underlying asset for Series #75RA1 (the “Series Renault Alpine A110” or the “Underlying Asset” with respect to Series #75RA1, as applicable), the specifications of which are set forth below.

●The Renault Alpine A110 was a highly successful rally car, recording podium finishes in event such as the Coupe des Alpes and Rallye Monte Carlo in 1969 and 1970. The Alpine then went on to win the World Rally Championship in 1971 and 1973. The Series Renault Alpine A110 is a homologated road variant of the racing car that won the first ever World Rally Championship in 1971.

●The Series Renault Alpine A110 is one of just 2,890 “1300” variants produced in six years of production from 1971-1976.

●The Series Renault Alpine A110 features an upgraded engine bored-out to 1440cc and fitted with twin side draft Dell’Orto carburetors.

Asset Description

Ownership & Maintenance History

●Sold new to its original owner in Belgium for an MSRP of 28,500 Francs.

●The Series Renault Alpine A110 is believed to have had two additional owners since being imported in the United States.

●The Series Renault Alpine A110 received a full restoration to original specifications by Jim Gordon in the mid-2000s.

●The Series Renault Alpine A110 was most recently serviced in late 2018 by New Canaan Foreign Car in Connecticut.

Notable Features

●Retains its matching numbers driveline and many original mechanical components

●Original books

●While in the care of its penultimate owner, the Series Renault Alpine A110 was featured in a Motor Trend article by Rory Jurnecka in January of 2012.

Notable Defects

●Non-original Koni dampers

Details

Series Renault Alpine A110
Year	1975
Production Total (1300cc engine)	2,890
Mileage	101,192 km
Engine	1300cc. Inline 4 Cyl.
Transmission	5 Speed Manual
Color EXT	ELF Blue
Color INT	Black
Documentation	To be confirmed
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Vin #	15597
Engine	Original (upgraded)
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Renault Alpine A110 going forward.

USE OF PROCEEDS – Series #93FS1

We estimate that the gross proceeds of the Series #93FS1 Offering (including from Series #93FS1 Interests acquired by the Manager) will be approximately $137,500 assuming the full amount of the Series #93FS1 Offering is sold, and will be used as follows:

		Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #93FS1 Asset Cost (1)	$130,000	94.55%
	Equity retained by Automobile Seller	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$2,500	1.82%
	Accrued Interest	$0	0.00%
	Brokerage Fee (assuming the Manager acquired 2% of Interests and the Automobile Seller retained 0% of interests) (2)	$1,011	0.74%
	Offering Expenses (3)	$1,031	0.75%
Acquisition Expenses (4)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,000	0.73%
	Registration and other vehicle-related fees	$250	0.18%
	Finder Fee	$0	0.00%
	Marketing Materials	$400	0.29%
	Sourcing Fee (assuming the Manager acquires approximately 2% of Interests)	$1,308	0.95%
	Total Fees and Expenses	$5,000	3.64%
	Total Proceeds	$137,500	100.00%

(1)Consists of a $10,000 non-interest-bearing down-payment by the Manager and a $120,000 purchase option with the Automobile Seller.

(2)Calculation of Brokerage Fee excludes proceeds from the sale of Series #93FS1 Interests to the Manager, its affiliates, or the Automobile Seller.

(3)Solely in connection with the offering of the Series #93FS1 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series #93FS1 Offering.

(4)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On January 15, 2019, the Company entered into a purchase option agreement for the right to acquire the Series Ferrari 348TS SS from the Automobile Seller for a total cost of $130,000 (the “Series #93FS1 Asset Cost”) of which $10,000 was paid in cash as a non-refundable down payment. The $10,000 non-refundable down payment was financed through a $10,000 non-interest-bearing payment from the Manager at the time of the entry into this purchase option agreement.

Under the terms of this purchase option agreement, the Company has the right, but not the obligation to acquire the Series Ferrari 348TS SS for a total Series #93FS1 Asset Cost of $130,000 over a fifty-nine-day exclusivity period. There are no ongoing expenses associated with the purchase option agreement. Until the exercise of this purchase option, the Series Ferrari 348TS SS will remain in the custody of the Automobile Seller, stored securely in an expert facility, and the Automobile Seller is responsible for any ongoing expenses related to the Series Ferrari 348TS SS until such time as this purchase option is exercised. If the full amount of the purchase price is not paid for the Series Ferrari 348TS SS by the end of the ninety-day exclusivity period, then this purchase option agreement will automatically terminate, unless otherwise extended by the parties.

Upon the Closing of the Series #93FS1 Offering, proceeds from the sale of the Series #93FS1 Interests will be distributed to the account of Series #93FS1. Series #93FS1 will then exercise the purchase option to acquire the Series Ferrari 348TS SS and pay the Automobile Seller the remaining amount of $120,000 under this purchase option. Upon payment of the remaining amount under this purchase option agreement and the repayment of the down-payment made by the Manager, the Series Ferrari 348TS SS will be transferred to and owned by Series #93FS1 and not subject to any liens or encumbrances.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series #93FS1 Offering will be used to pay an estimated (i) $928 - $1,011 to the Broker (the Brokerage Fee) as consideration for providing certain broker-dealer services to the Company in connection with this Series #93FS1 Offering, (ii) $1,031 of Offering Expenses related to the Custody Fee, (iii) $1,650 of Acquisition Expenses (including but not limited to the items described in the table above), $1,400 of which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) $1,308 - $1,391  Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series Ferrari 348TS SS. The ranges for Brokerage Fee and Sourcing Fee are calculated based on the Manager purchasing 2% to 10% of the Series #93FS1 Interests.  Of the proceeds of the Series #93FS1 Offering, $2,500 will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series #93FS1 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series #93FS1 Offering.  The Series is expected to keep $2,500 of the proceeds of the Series #93FS1 Offering for future Operating Expenses.  In the event that less than the Maximum Series #93FS1 Interests are sold in connection with the Series #93FS1 Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI 348TS SS

Investment Overview

●Upon completion of the Series #93FS1 Offering, Series #93FS1 will purchase a 1993 Ferrari 348TS Series Speciale (at times described as the “ Ferrari 348TS SS” throughout this Offering Circular) as the underlying asset for Series #93FS1 (the “Series Ferrari 348TS SS” or the “Underlying Asset” with respect to Series #93FS1, as applicable), the specifications of which are set forth below.

●The Ferrari 348 (including the 348TS SS) is a product of Leonardo Fioravanti of the Pininfarina design firm. Fioravanti’s Ferrari portfolio included cars such as the F40, 288 GTO, 512BB, and Testarossa. The 348 was Fioravanti’s final design at Pininfarina.

●The Ferrari 348 model line marked a technological step for Ferrari’s construction methods. Departing from the standard steel tube chassis of the past, Ferrari opted for a monocoque structure adding valuable stiffness to the chassis.

●The Ferrari 348TS SS saw only 100 examples produced, all for the American market. The Ferrari 348TS SS features a number of upgrades over the standard 348, including a freer-flowing exhaust, engine upgrades resulting in 12 additional horsepower, and revised body styling.

●The 348 was the last V8 Ferrari to feature manual steering, making it attractive for the driving enthusiast.

●The Series Ferrari 348TS SS is 1 of 65 targa examples produced and includes the F40-style seat option.

●The Series Ferrari 348TS SS is an award-winning example, having earned a Platinum award at the Ferrari Club of America Reading Concours in 2016.

Asset Description

Ownership & Maintenance History

●The Series Ferrari 348TS SS was delivered new to Texas in 1993. The original owner kept the car until 2015, accruing a total of 14,850 miles. The Underlying Asset was then sold to its second owner in Florida, who added 230 miles during a single year of ownership. The third and most recent owner, residing in Pennsylvania, bought the Underlying Asset in April 2016, at which time the odometer indicated 15,124 miles.

●The Series Ferrari 348TS SS comes with a clean Carfax report and service records dating back to 2007. A major service totaling nearly $10k was performed in 2015 and included a full engine service and clutch service, among other maintenance items. Ahead of entering into the 2016 Reading Ferrari Concours, the Underlying Asset received $2k in concours prep from RB Collection in Breinigsville, PA.

Notable Features

●Original car cover, books, and tools

●Original bill of sale

●Believed to be original paint based on consistent finish and paint meter readings

●Optioned with F40-style leather-wrapped carbon fiber seats

Notable Defects

●Slight “peppering” on the front bumper consistent with normal road use

●Very slight delamination around the edge of the windshield

●Minor spider cracking on the passenger side rear wheel center cap, a common issue for these cars that can be easily remedied

Details

Series Ferrari 348TS SS
Year	1993
Production Total	100
Mileage	16,422 miles
Engine	3.4L V8
Transmission	5 Speed, Manual
Color EXT	Rosso Corso
Color INT	Tan Leather
Documentation	Carfax, service records, original bill of sale
Condition	Original, Excellent
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	ZFFRG36A6P0095017
Engine	Original (#32351)
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari 348TS SS going forward.

USE OF PROCEEDS – Series #90MM1

We estimate that the gross proceeds of the Series #90MM1 Offering (including from Series #90MM1 Interests acquired by the Manager) will be approximately $26,600 assuming the full amount of the Series #90MM1 Offering is sold, and will be used as follows:

		Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #90MM1 Asset Cost (1)	$22,000	82.71%
	Equity retained by Automobile Seller	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$1,500	5.64%
	Accrued Interest	$0	0.00%
	Brokerage Fee (assuming the Manager acquired 2% of Interests and the Automobile Seller retained 0% of interests) (2)	$196	0.74%
	Offering Expenses (3)	$500	1.88%
Acquisition Expenses (4)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$900	3.38%
	Registration and other vehicle-related fees	$250	0.94%
	Finder Fee	$0	0.00%
	Marketing Materials	$300	1.13%
	Sourcing Fee (assuming the Manager acquires approximately 2% of Interests)	$954	3.59%
	Total Fees and Expenses	$3,100	11.65%
	Total Proceeds	$26,600	100.00%

(1)Consists of a $22,000 purchase option with the Automobile Seller to be paid in full at the end of the ninety-day exclusivity period.

(2)Calculation of Brokerage Fee excludes proceeds from the sale of Series #90MM1 Interests to the Manager, its affiliates, or the Automobile Seller.

(3)Solely in connection with the offering of the Series #90MM1 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series #90MM1 Offering.

(4)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On January 23, 2019, the Company entered into a purchase option agreement for the right to acquire Series Mazda Miata from the Automobile Seller for a total cost of $22,000 (the “#90MM1 Asset Cost”).

Upon the closing of the #90MM1 Offering, proceeds from the sale of the Series #90MM1 Interests will be distributed to the account of Series #90MM1. Series #90MM1 will then exercise the purchase option to acquire the Series Mazda Miata and pay the Automobile Seller the amount of $22,000 under this purchase option.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series #90MM1 Offering will be used to pay an estimated (i) $180 - $196 to the Broker (the Brokerage Fee) as consideration for providing certain broker-dealer services to the Company in connection with this Series #90MM1 Offering, (ii) $500 of Offering Expenses related to the Custody Fee, (iii) $1,450 of Acquisition Expenses (including but not limited to the items described in the table above), $1,200 of which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) $954 - $970  Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series Mazda Miata. The ranges for Brokerage Fee and Sourcing Fee are calculated based on the Manager purchasing 2% to 10% of the Series #90MM1 Interests.  Of the proceeds of the Series #90MM1 Offering, $1,500 will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series #90MM1 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series #90MM1 Offering.  The Series is expected to keep $1,500 of the proceeds of the Series #90MM1 Offering for future Operating Expenses.  In the event that less than the Maximum Series #90MM1 Interests are sold in connection with the Series #90MM1 Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MAZDA MIATA

Investment Overview

●Upon completion of the Series #90MM1 Offering, Series #90MM1 will purchase a 1990 Mazda Miata (at times described as the “Mazda Miata” throughout this Offering Circular) as the underlying asset for Series #90MM1 (the “Series Mazda Miata” or the “Underlying Asset” with respect to Series #90MM1, as applicable), the specifications of which are set forth below.

●The Mazda Miata MX-5 was the first generation of Mazda’s popular two-seat roadster design. The MX-5 debuted at the 1989 Chicago Auto Show and was an instant hit with sports car enthusiasts in North America.

●The lightweight simplicity of the Mazda Miata, combined with the 1.6-liter twin-cam engine, provided for an engaging driver experience.

●Automobile magazine awarded the Mazda Miata MX-5 “Car of the Year” in 1990. In May of 2000, the Mazda Miata MX-5 was given the Guinness Book of World Records award for the best-selling two-seat sports car.

●The Series Mazda Miata is one of 215,364 first generation MX-5s built.

●The Series Mazda Miata is an exceptionally low-mileage example, showing fewer than 500 original miles.

Asset Description

Ownership & Maintenance History

●The Series Mazda Miata is an example of the first-generation MX-5 platform. It was delivered new in Red over Black cloth interior without optional air-conditioning or hardtop.

●The Series Mazda Miata has been under single ownership its entire life, belonging to the husband and wife that originally purchased the car from Ganley Mazda in Cleveland, OH.

●The Series Mazda Miata was cared for as an investment, and as such shows a remarkable 492 total original miles, making it quite possibly one of the lowest mileage examples of the first-generation MX-5 remaining today.

●All factory supplied literature and accessories are in place. Vehicle is accompanied by a Carfax report, original window sticker, and original bill of sale.

Notable Features

●Original books, tools, keys, and spare

●Spectacular “as-new” original interior and paint

●Regularly serviced and inspected in Ohio

●Single ownership

Notable Defects

●Extremely light oxidation to exposed metal components in undercarriage and brake calipers

Details

Series Mazda Miata
Year	1990
Production Total	215,364
Mileage	492
Engine	1.6-liter DOHC I4
Transmission	5 Speed, Manual
Color EXT	Red
Color INT	Black Cloth
Documentation	Carfax and service records
Condition	As New
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	JM1NA3513L0132891
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Mazda Miata going forward.

USE OF PROCEEDS – Series #87FF1

We estimate that the gross proceeds of the Series #87FF1 Offering (including from Series #87FF1 Interests acquired by the Manager) will be approximately $118,000 assuming the full amount of the Series #87FF1 Offering is sold, and will be used as follows:

		Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #87FF1 Asset Cost (1)	$110,000	93.22%
	Equity retained by Automobile Seller	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$2,500	2.12%
	Accrued Interest	$0	0.00%
	Brokerage Fee (assuming the Manager acquired 2% of Interests and the Automobile Seller retained 0% of interests) (2)	$867	0.74%
	Offering Expenses (3)	$885	0.75%
Acquisition Expenses (4)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,000	1.69%
	Registration and other vehicle-related fees	$250	0.21%
	Finder Fee	$0	0.00%
	Marketing Materials	$500	0.42%
	Sourcing Fee (assuming the Manager acquires approximately 2% of Interests)	$998	0.85%
	Total Fees and Expenses	$5,500	4.66%
	Total Proceeds	$118,000	100.00%

(1)Consists of a $10,000 non-interest-bearing down-payment by the Manager and a $100,000 purchase option with the Automobile Seller.

(2)Calculation of Brokerage Fee excludes proceeds from the sale of Series #87FF1 Interests to the Manager, its affiliates, or the Automobile Seller.

(3)Solely in connection with the offering of the Series #87FF1 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series #87FF1 Offering.

(4)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On January 23, 2019, the Company entered into a purchase option agreement for the right to acquire the Series Ferrari 412 from the Automobile Seller for a total cost of $110,000 (the “Series #87FF1 Asset Cost”) of which $10,000 was paid in cash as a non-refundable down payment. The $10,000 non-refundable down payment was financed through a $10,000 non-interest-bearing payment from the Manager at the time of the entry into this purchase option agreement.

Under the terms of this purchase option agreement, the Company has the right, but not the obligation to acquire the Series Ferrari 412 for a total Series #87FF1 Asset Cost of $110,000 over a ninety-day exclusivity period. There are no ongoing expenses associated with the purchase option agreement. Until the exercise of this purchase option, the Series Ferrari 412 will remain in the custody of the Automobile Seller, stored securely in an expert facility, and the Automobile Seller is responsible for any ongoing expenses related to the Series Ferrari 412 until such time as this purchase option is exercised. If the full amount of the purchase price is not paid for the Series Ferrari 412 by the end of the ninety-day exclusivity period, then this purchase option agreement will automatically terminate, unless otherwise extended by the parties

Upon the Closing of the Series #87FF1 Offering, proceeds from the sale of the Series #87FF1 Interests will be distributed to the account of Series #87FF1. Series #87FF1 will then exercise the purchase option to acquire the Series Ferrari 412 and pay the Automobile Seller the remaining amount of $100,000 under this purchase option. Upon payment of the remaining amount under this purchase option agreement and the repayment of the down-payment made by the Manager, the Series Ferrari 412 will be transferred to and owned by Series #87FF1 and not subject to any liens or encumbrances.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series #87FF1 Offering will be used to pay an estimated (i) $797 - $867 to the Broker (the Brokerage Fee) as consideration for providing certain broker-dealer services to the Company in connection with this Series #87FF1 Offering, (ii) $885 of Offering Expenses related to the Custody Fee, (iii) $2,750 of Acquisition Expenses (including but not limited to the items described in the table above), $2,500 of which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) $998 - $1,069  Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series Ferrari 412. The ranges for Brokerage Fee and Sourcing Fee are calculated based on the Manager purchasing 2% to 10% of the Series #87FF1 Interests.  Of the proceeds of the Series #87FF1 Offering, $2,500 will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series #87FF1 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series #87FF1 Offering.  The Series is expected to keep $2,500 of the proceeds of the Series #87FF1 Offering for future Operating Expenses.  In the event that less than the Maximum Series #87FF1 Interests are sold in connection with the Series #87FF1 Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI 412

Investment Overview

●Upon completion of the Series #87FF1 Offering, Series #87FF1 will purchase a 1987 Ferrari 412 (at times described as the “412” throughout this Offering Circular) as the underlying asset for Series #87FF1 (the “Series Ferrari 412” or the “Underlying Asset” with respect to Series #87FF1, as applicable), the specifications of which are set forth below.

●The Ferrari 412 was the final iteration of Ferrari’s 2+2 Grand Touring chassis with design by Pininfarina, which traces its roots to the 1970s with the introduction of the 365 GT4 2+2. The Ferrari 412 featured noticeable exterior differences from its predecessors including a higher boot line, deeper front spoiler, and integrated bumper inserts, all of which provided for improved aerodynamics.

●The Ferrari 412 featured an advanced self-leveling rear suspension and was the first Ferrari to incorporate ABS brakes.

●The Ferrari 412 saw only 576 examples built across five years of production. The Series Ferrari 412 is one of only 270 of those cars were built with the optional manual transmission.

●The introduction of the Ferrari 412 in 1985 saw engine displacement increase to 5.0 liters, and power increased to 340 hp. At the time, this was the second largest production engine built by Ferrari, next to the 500 Superfast of the 1960s.

Asset Description

Ownership & Maintenance History

●The Ferrari 412 was never officially offered for sale in the US. The Series Ferrari 412 was imported privately to California by its original owner in 1989. This original owner had the car certified as 50-state US legal, as confirmed by US Dept of Transportation records. The Underlying Asset remained with this original owner for 16 years and was acquired by its second owner, another Southern California resident, in 2005 with 29,363 indicated miles. The third and most recent owner acquired the vehicle in 2016 at which point the car showed 32,056 miles.

●The Series Ferrari 412 comes with a Carfax report and service records dating back to 1999. A major service was performed in 2016 including new A/C compressor and rebuild of both fuel distributors. A more recent service was done to include new spark plugs and wires, ignition rotors and caps, new fuel pumps, rebuilt warm up regulators, new catalytic converters, air hoses, and fuel pressure accumulators, among other maintenance items.

Notable Features

●Original books, tools, Ferrari keys, and spare

●Original leather interior

●Serviced and well-functioning self-leveling rear suspension

●Rare factory color combination

●California Bureau of Automotive Repair certified and 50-state legal

●Comprehensive service and history file

Notable Defects

●Stone chips to nose and front spoiler consistent with normal road use

●Minor rash on both front wheels

●Carpet frayed behind driver’s seat

●Leather shrinkage on top of gauge cluster

Details

Series Ferrari 412
Year	1987
Production Total	576
Mileage	34,230
Engine	4,942 cc V12
Transmission	5 Speed, Manual
Color EXT	Prugna Metallic
Color INT	Crema Leather
Documentation	Carfax and service records
Condition	Excellent, highly original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	ZFFYD25B000069189
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari 412 going forward.

USE OF PROCEEDS – Series #12MM1

We estimate that the gross proceeds of the Series #12MM1 Offering (including from Series #12MM1 Interests acquired by the Manager) will be approximately $125,000 assuming the full amount of the Series #12MM1 Offering is sold, and will be used as follows:

		Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #12MM1 Asset Cost (1)	$115,000	92.00%
	Equity retained by Automobile Seller	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$3,000	2.40%
	Accrued Interest	$0	0.00%
	Brokerage Fee (assuming the Manager acquired 2% of Interests and the Automobile Seller retained 0% of interests) (2)	$919	0.74%
	Offering Expenses (3)	$938	0.75%
Acquisition Expenses (4)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$800	0.64%
	Registration and other vehicle-related fees	$250	0.20%
	Finder Fee	$0	0.00%
	Marketing Materials	$300	0.24%
	Sourcing Fee (assuming the Manager acquires approximately 2% of Interests)	$3,794	3.04%
	Total Fees and Expenses	$7,000	5.60%
	Total Proceeds	$125,500	100.00%

(1)Consists of a $11,500 non-interest-bearing down-payment by the Manager and a $103,500 purchase option with the Automobile Seller.

(2)Calculation of Brokerage Fee excludes proceeds from the sale of Series #12MM1 Interests to the Manager, its affiliates, or the Automobile Seller.

(3)Solely in connection with the offering of the Series #12MM1 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series #12MM1 Offering.

(4)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On January 23, 2019, the Company entered into a purchase option agreement for the right to acquire the Series McLaren MP4-12C from the Automobile Seller for a total cost of $115,000 (the “Series #12MM1 Asset Cost”) of which $11,500 was paid in cash as a non-refundable down payment. The $11,500 non-refundable down payment was financed through a $11,500 non-interest-bearing payment from the Manager at the time of the entry into this purchase option agreement.

Under the terms of this purchase option agreement, the Company has the right, but not the obligation to acquire the Series McLaren MP4-12C for a total Series #12MM1 Asset Cost of $115,000 over a ninety-day exclusivity period. There are no ongoing expenses associated with the purchase option agreement. Until the exercise of this purchase option, the Series McLaren MP4-12C will remain in the custody of the Automobile Seller, stored securely in an expert facility, and the Automobile Seller is responsible for any ongoing expenses related to the Series McLaren MP4-12C until such time as this purchase option is exercised. If the full amount of the purchase price is not paid for the Series McLaren MP4-12C by the end of the ninety-day exclusivity period, then this purchase option agreement will automatically terminate, unless otherwise extended by the parties.

Upon the Closing of the Series #12MM1 Offering, proceeds from the sale of the Series #12MM1 Interests will be distributed to the account of Series #12MM1. Series #12MM1 will then exercise the purchase option to acquire the Series McLaren MP4-12C and pay the Automobile Seller the remaining amount of $103,500 under this purchase option. Upon payment of the remaining amount under this purchase option agreement and the repayment of the down-payment made by the Manager, the Series McLaren MP4-12C will be transferred to and owned by Series #12MM1 and not subject to any liens or encumbrances.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series #12MM1 Offering will be used to pay an estimated (i) $844 - $919 to the Broker (the Brokerage Fee) as consideration for providing certain broker-dealer services to the Company in connection with this Series #12MM1 Offering, (ii) $938 of Offering Expenses related to the Custody Fee, (iii) $1,350 of Acquisition Expenses (including but not limited to the items described in the table above), $1,100 of which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) $3,794 - $3,869  Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series McLaren MP4-12C. The ranges for Brokerage Fee and Sourcing Fee are calculated based on the Manager purchasing 2% to 10% of the Series #12MM1 Interests.  Of the proceeds of the Series #12MM1 Offering, $3,000 will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series #12MM1 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series #12MM1 Offering.  The Series is expected to keep $3,000 of the proceeds of the Series #12MM1 Offering for future Operating Expenses.  In the event that less than the Maximum Series #12MM1 Interests are sold in connection with the Series #12MM1 Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES MCLAREN MP4-12C

Investment Overview

●Upon completion of the Series #12MM1 Offering, Series #12MM1 will purchase a 2012 Mclaren MP4-12C (at times described as the “12C” throughout this Offering Circular) as the underlying asset for Series #12MM1 (the “Series McLaren MP4-12C” or the “Underlying Asset” with respect to Series #12MM1, as applicable), the specifications of which are set forth below.

●The 2012 McLaren MP4-12C, designed by Frank Stevenson under Executive Director of Operations Alan Foster, was McLarens first production road car in nearly a decade since the McLaren F1 and the first to be wholly designed by McLaren.

●Starting with no prior road car to build upon, McLaren used technologies and construction methods from their successful formula one teams to create the 12C. The entirely carbon fiber monocell, something competitors were still making out of aluminum and steel, added substantial weight savings and chassis stiffness furthering its overall performance.

●The Series McLaren MP4-12C is one of just an estimated 3,500 12C’s produced throughout the world.

●The Series McLaren MP4-12C is a 7,925 mile example finished in the heritage spec of McLaren Orange, a special optioned paint.

Asset Description

Ownership & Maintenance History

●Imported to the US from McLaren’s Surrey, England plant arriving on September 14th, 2012, The Series McLaren MP4-12C was sold new at McLaren of Philadelphia.

●The Series McLaren MP4-12C has had two subsequent owners, each of whom trusted service and care to McLaren Philadelphia, one of the premier McLaren service facilities globally, and the only McLaren F1 Service Center in North America.

●The underlying asset has received regular maintenances in accordance with the normal maintenance schedule of the 12C. Notably in February of 2018 The Series McLaren MP4-12C received a comprehensive “4th year” service.

●Clean detailed Carfax report

Notable Features

●Extensive carbon fiber options including: engine covers, mirror casings, interior trim, and sill panels.

●Other notable options include: Meridian audio, full leather interior, spoiler, contrast stitching, McLaren orange calipers, and lightweight forged wheels

●The Series Asset has been upgraded to IRIS 2 hardware and software, at a cost of over $10,000, abating issues common to the original technology package.

●70% of the car is protected with clear bra.

Notable Defects

●No known defects to The Series Asset.

Details

Series McLaren MP4-12C
Year	2012
Production Total	~3500
Mileage	7,925
Engine	3.8L Twin-Turbo V8
Transmission	6-speed DCT Automatic
Color EXT	McLaren Orange
Color INT	Carbon Black
Documentation	Carfax, Service Records
Condition	Original, excellent condition
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	SBM11AAA2CW001710
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series McLaren MP4-12C going forward.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation (1)

Exhibit 2.2 – Second Amended and Restated Operating Agreement (1)

Exhibit 3.1 – Series Designation for Series #77LE1 (1)

Exhibit 3.2 – Amended and Restated Series Designation for Series #69BM1 (1)

Exhibit 3.3 – Series Designation for Series #88LJ1 (3)

Exhibit 3.4 – Series Designation for Series #85FT1 (3)

Exhibit 3.5 – Series Designation for Series #55PS1 (3)

Exhibit 3.6 – Amended and Restated Series Designation for Series #83FB1 (9)

Exhibit 3.7 – Amended and Restated Series Designation for Series #93XJ1 (9)

Exhibit 3.8 – Series Designation for Series #95BL1 (8)

Exhibit 3.9 – Series Designation for Series #90FM1 (9)

Exhibit 3.10 – Series Designation for Series #89PS1 (9)

Exhibit 3.11 – Series Designation for Series #98DV1 (10)

Exhibit 3.12 – Series Designation for Series #80LC1 (10)

Exhibit 3.13 – Series Designation for Series #72FG1 (10)

Exhibit 3.14 – Series Designation for Series #06FS1 (11)

Exhibit 3.15 – Series Designation for Series #94DV1 (11)

Exhibit 3.16 – Amended and Restated Series Designation for Series #91MV1 (12)

Exhibit 3.17 – Series Designation for Series #02AX1 (11)

Exhibit 3.18 – Series Designation for Series #92LD1 (11)

Exhibit 3.19 – Series Designation for Series #99LE1 (11)

Exhibit 3.20 – Series Designation for Series #91GS1 (11)

Exhibit 3.21 – Series Designation for Series #99FG1 (11)

Exhibit 3.22 – Series Designation for Series #88PT1 (11)

Exhibit 3.23 – Amended and Restated Series Designation for Series #90ME1 (12)

Exhibit 3.24 – Series Designation for Series #82AB1 (11)

Exhibit 3.25 – Series Designation for Series #00FM1 (12)

Exhibit 3.26 – Series Designation for Series #94LD1 (12)

Exhibit 3.27 – Series Designation for Series #02BZ1 (12)

Exhibit 3.28 – Series Designation for Series #88BM1 (12)

Exhibit 3.29 – Series Designation for Series #11BM1 (12)

Exhibit 3.30 – Series Designation for Series #03PG1 (12)

Exhibit 3.31 – Series Designation for Series #06FG1 (12)

Exhibit 3.32 – Series Designation for Series #72MC1 (12)

Exhibit 3.33 – Series Designation for Series #65AG1 (13)

Exhibit 3.34 – Series Designation for Series #76PT1 (13)

Exhibit 3.35 – Series Designation for Series #63CC1 (13)

Exhibit 3.36 – Series Designation for Series #65FM1 (13)

Exhibit 3.37 – Series Designation for Series #61MG1 (13)

Exhibit 3.38 – Series Designation for Series #82AV1 (13)

Exhibit 3.39 – Series Designation for Series #91DP1 (13)

Exhibit 3.40 – Series Designation for #61JE1

Exhibit 3.41 – Series Designation for #75RA1

Exhibit 3.42 – Series Designation for #93FS1

Exhibit 3.43 – Series Designation for #90MM1

Exhibit 3.44 – Series Designation for #87FF1

Exhibit 3.45 – Series Designation for #12MM1

Exhibit 4.1 – Form of Subscription Agreement for Series #69BM1 (1)

Exhibit 4.2 – Form of Subscription Agreement for Series #88LJ1 (3)

Exhibit 4.3 – Form of Subscription Agreement for Series #85FT1 (3)

Exhibit 4.4 – Form of Subscription Agreement for Series #55PS1 (3)

Exhibit 4.5 – Amended and Restated Form of Subscription Agreement for Series #83FB1 (9)

Exhibit 4.6 – Amended and Restated Form of Subscription Agreement for Series #93XJ1 (9)

III-1

Exhibit 4.7 – Form of Subscription Agreement for Series #95BL1 (8)

Exhibit 4.8 – Form of Subscription Agreement for Series #90FM1 (9)

Exhibit 4.9 – Form of Subscription Agreement for Series #89PS1 (9)

Exhibit 4.10 – Form of Subscription Agreement for Series #98DV1 (10)

Exhibit 4.11 – Form of Subscription Agreement for Series #80LC1 (10)

Exhibit 4.12 – Form of Subscription Agreement for Series #72FG1 (10)

Exhibit 4.13 – Amended and Restated Form of Subscription Agreement for Series #06FS1 (11)

Exhibit 4.14 – Form of Subscription Agreement for Series #94DV1 (11)

Exhibit 4.15 – Amended and Restated Form of Subscription Agreement for Series #91MV1 (12)

Exhibit 4.16 – Form of Subscription Agreement for Series #02AX1 (11)

Exhibit 4.17 – Form of Subscription Agreement for Series #92LD1 (11)

Exhibit 4.18 – Form of Subscription Agreement for Series #99LE1 (11)

Exhibit 4.19 – Form of Subscription Agreement for Series #91GS1 (11)

Exhibit 4.20 – Form of Subscription Agreement for Series #99FG1 (11)

Exhibit 4.21 – Form of Subscription Agreement for Series #88PT1 (11)

Exhibit 4.22 – Amended and Restated Form of Subscription Agreement for Series #90ME1 (12)

Exhibit 4.23 – Form of Subscription Agreement for Series #82AB1 (11)

Exhibit 4.24 – Form of Subscription Agreement for Series #00FM1 (12)

Exhibit 4.25 – Form of Subscription Agreement for Series #94LD1 (12)

Exhibit 4.26 – Form of Subscription Agreement for Series #02BZ1 (12)

Exhibit 4.27 – Form of Subscription Agreement for Series #88BM1 (12)

Exhibit 4.28 – Form of Subscription Agreement for Series #11BM1 (12)

Exhibit 4.29 – Form of Subscription Agreement for Series #03PG1 (12)

Exhibit 4.30 – Form of Subscription Agreement for Series #06FG1 (12)

Exhibit 4.31 – Form of Subscription Agreement for Series #72MC1 (12)

Exhibit 4.32 – Form of Subscription Agreement for Series #65AG1 (13)

Exhibit 4.33 – Form of Subscription Agreement for Series #76PT1 (13)

Exhibit 4.34 – Form of Subscription Agreement for Series #63CC1 (13)

Exhibit 4.35 – Form of Subscription Agreement for Series #65FM1 (13)

Exhibit 4.36 – Form of Subscription Agreement for Series #61MG1 (13)

Exhibit 4.37 – Form of Subscription Agreement for Series #82AV1 (13)

Exhibit 4.38 – Form of Subscription Agreement for Series #91DP1 (13)

Exhibit 4.39 – Form of Subscription Agreement

Exhibit 6.1 – Form of Asset Management Agreement for Series #69BM1 (1)

Exhibit 6.2 – Promissory Note in respect of Series #69BM1 Asset (1)

Exhibit 6.3 – Promissory Note in respect of Series #88LJ1 Asset (3)

Exhibit 6.4 – Promissory Note in respect of Series #85FT1 Asset (3)

Exhibit 6.5 – Promissory Note, Disclosure and Security Agreement in respect of Series #85FT1 Asset (3)

Exhibit 6.6 – Purchase Option Agreement in respect of Series #55PS1 Asset (3)

Exhibit 6.7 – Promissory Note in respect of Series #55PS1 Asset (3)

Exhibit 6.8 – Form of Asset Management Agreement for Series #88LJ1 (3)

Exhibit 6.9 – Form of Asset Management Agreement for Series #85FT1 (3)

Exhibit 6.10 – Form of Asset Management Agreement for Series #55PS1 (3)

Exhibit 6.11 – Form of Asset Management Agreement for Series #83FB1 (4)

Exhibit 6.12 – Purchase Option Agreement in respect of Series #83FB1 Asset (4)

Exhibit 6.13 – Form of Asset Management Agreement for Series #93XJ1 (7)

Exhibit 6.14 – Purchase Option Agreement in respect of Series #93XJ1 Asset (7)

Exhibit 6.15 – Promissory Note in respect of Series #95BL1 Asset (8)

Exhibit 6.16 – Promissory Note, Disclosure and Security Agreement in respect of Series #95BL1 Asset (8)

Exhibit 6.17 – Form Asset Management Agreement in respect of Series #95BL1 Asset (8)

Exhibit 6.18 – Promissory Note 2 in respect of Series #55PS1 Asset (8)

Exhibit 6.19 – Promissory Note in respect of Series #93XJ1 Asset (8)

Exhibit 6.20 – Promissory Note 2 in respect of Series #93XJ1 Asset (8)

Exhibit 6.21 – Form of Asset Management Agreement for Series #90FM1 (9)

Exhibit 6.22 – Form of Asset Management Agreement for Series #89PS1 (9)

Exhibit 6.23 – Purchase Option Agreement in respect of Series #90FM1 Asset (9)

III-2

Exhibit 6.24 – Purchase Option Agreement in respect of Series #89PS1 Asset (9)

Exhibit 6.25 – Promissory Note in respect of Series #98DV1 Asset (10)

Exhibit 6.26 – Form of Asset Management Agreement for Series #98DV1 (10)

Exhibit 6.27 – Purchase Option Agreement in respect of Series #80LC1 Asset (10)

Exhibit 6.28 – Form of Asset Management Agreement for Series #80LC1 (10)

Exhibit 6.29 – Form of Asset Management Agreement for Series #72FG1 (10)

Exhibit 6.30 – Amended and Restated Form of Asset Management Agreement for Series #06FS1 (11)

Exhibit 6.31 – Purchase Option Agreement in respect of Series #06FS1 Asset (11)

Exhibit 6.32 – Purchase Option Agreement in respect of Series #94DV1 Asset (11)

Exhibit 6.33 – Promissory Note in respect of Series #02AX1 Asset (11)

Exhibit 6.34 – Promissory Note in respect of Series #99LE1 Asset (11)

Exhibit 6.35 – Form of Asset Management Agreement for Series #94DV1 (11)

Exhibit 6.36 – Amended and Restated Form of Asset Management Agreement for Series #91MV1 (12)

Exhibit 6.37 – Form of Asset Management Agreement for Series #02AX1 (11)

Exhibit 6.38 – Form of Asset Management Agreement for Series #92LD1 (11)

Exhibit 6.39 – Form of Asset Management Agreement for Series #99LE1 (11)

Exhibit 6.40 – Form of Asset Management Agreement for Series #91GS1 (11)

Exhibit 6.41 – Form of Asset Management Agreement for Series #99FG1 (11)

Exhibit 6.42 – Form of Asset Management Agreement for Series #88PT1 (11)

Exhibit 6.43 – Amended and Restated Form of Asset Management Agreement for Series #90ME1(12)

Exhibit 6.44 – Form of Asset Management Agreement for Series #82AB1 (11)

Exhibit 6.45 – Form of Asset Management Agreement for Series #00FM1 (12)

Exhibit 6.46 – Form of Asset Management Agreement for Series #94LD1 (12)

Exhibit 6.47 – Form of Asset Management Agreement for Series #02BZ1 (12)

Exhibit 6.48 – Form of Asset Management Agreement for Series #88BM1 (12)

Exhibit 6.49 – Form of Asset Management Agreement for Series #11BM1 (12)

Exhibit 6.50 – Form of Asset Management Agreement for Series #03PG1 (12)

Exhibit 6.51 – Form of Asset Management Agreement for Series #06FG1 (12)

Exhibit 6.52 – Form of Asset Management Agreement for Series #72MC1 (12)

Exhibit 6.53 – Purchase Agreement in respect of Series #94LD1 Asset (12)

Exhibit 6.54 – Purchase Agreement in respect of Series #02BZ1 Asset (12)

Exhibit 6.55 – Purchase Option Agreement in respect of Series #11BM1 Asset (12)

Exhibit 6.56 – Purchase Option Agreement in respect of Series #03PG1 Asset (12)

Exhibit 6.57 – Purchase Agreement in respect of Series #06FG1 Asset (12)

Exhibit 6.58 – Purchase Option Agreement in respect of Series #72MC1 Asset (12)

Exhibit 6.59 – Form of Asset Management Agreement for Series #65AG1 (13)

Exhibit 6.60 – Form of Asset Management Agreement for Series #76PT1 (13)

Exhibit 6.61 – Form of Asset Management Agreement for Series #63CC1 (13)

Exhibit 6.62 – Form of Asset Management Agreement for Series #65FM1 (13)

Exhibit 6.63 – Form of Asset Management Agreement for Series #61MG1 (13)

Exhibit 6.64 – Form of Asset Management Agreement for Series #82AV1 (13)

Exhibit 6.65 – Form of Asset Management Agreement for Series #91DP1 (13)

Exhibit 6.66 – Purchase Agreement in respect of Series #65FM1 Asset (13)

Exhibit 6.67 – Purchase Agreement in respect of Series #61MG1 Asset (13)

Exhibit 6.68 – Purchase Option Agreement in respect of Series #91DP1 Asset (13)

Exhibit 6.69 – Form of Asset Management Agreement for Series #61JE1

Exhibit 6.70 – Form of Asset Management Agreement for Series #75RA1

Exhibit 6.71 – Form of Asset Management Agreement for Series #93FS1

Exhibit 6.72 – Form of Asset Management Agreement for Series #90MM1

Exhibit 6.73 – Form of Asset Management Agreement for Series #87FF1

Exhibit 6.74 – Form of Asset Management Agreement for Series #12MM1

Exhibit 8.1 – Form of Escrow Agreement (1)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Nixon Peabody LLP

Exhibit 13.1 – Testing the Waters Materials for Series #69BM1 (1)

Exhibit 15.1 – Draft Offering Statement previously submitted pursuant to Rule 252(d) (2)

III-3

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on June 30, 2017

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on July 13, 2017

(3)Previously filed as an Exhibit to the Company’s Form 1-A POS filed with the Commission on August 21, 2017

(4)Previously filed as Amendment 2 to the Company’s Form 1-A POS filed with the Commission on
December 18, 2017

(5)Previously filed as Amendment 3 to the Company’s Form 1-A POS filed with the Commission on December 19, 2017

(6)Amended as part of the submission of Amendment 4 to the Company’s Form 1-A POS filed with the Commission on February 20, 2018

(7)Previously filed as Amendment 4 to the Company’s Form 1-A POS filed with the Commission on February 20, 2018

(8)Previously filed as Amendment 5 to the Company’s Form 1-A POS filed with the Commission on May 11, 2018

(9)Previously filed as Amendment 6 to the Company’s Form 1-A POS filed with the Commission on June 22, 2018

(10)Previously filed as Amendment 7 to the Company’s Form 1-A POS filed with the Commission on August 24, 2018

(11)Previously filed as Amendment 8 to the Company’s Form 1-A POS filed with the Commission on October 15, 2018

(12)Previously filed as Amendment 10 to the Company’s Form 1-A POS filed with the Commission on November 16, 2018

(13)Previously filed as Amendment 11 to the Company’s Form 1-A POS filed with the Commission on December 19, 2018

(13)

III-4

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE COLLECTION, LLC

By: RSE Markets, Inc., its managing member

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: President

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher Bruno Name: Christopher Bruno	President of RSE Markets, Inc. (Principal Executive Officer)	January 31, 2019

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	January 31, 2019
RSE MARKETS, INC. By: /s/ Christopher Bruno Name: Christopher Bruno Title: President	Managing Member	January 31, 2019